Exhibit (c)(9)

Confidential Presentation to the Special Committee June 29, 2020

Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors (the “Committee”) of GCI Liberty, Inc. (“GLIB” or the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Committee, including from Company management, and/or other potential transaction participants, or from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee. These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential Table of Contents Section Transaction Proposal Preliminary Analysis I GLIB Preliminary Financial Analysis II LBRD Preliminary Financial Analysis III Appendix

Confidential I. Transaction Proposal Preliminary Analysis

Confidential

Summary of Liberty Broadband's Revised Proposal to GCI Liberty

Proposal was received from Liberty Broadband on 6/28/20 and statistics are as of 6/26/20

Terms	Details
Exchange Ratio	■ 0.5800x Liberty Broadband (LBRD) Series C shares (non-voting) for each GCI Liberty (GLIB) Series A; 0.5800 Liberty Broadband (LBRD) Series B (10 votes) for each GCI Liberty (GLIB) Series B
Form of Consideration	■ LBRD Series C Common Shares (non-voting) and LBRD Series B Common Shares (10 votes)
Implied Price	■ $71.51/share for GLIB Series A (1 vote) based on LBRD Series C (non-voting) closing price of $123.30 on 6/26/20 ■ $73.02/share for GLIB Series B (10 votes) based on LBRD Series B (10 votes) closing price of $125.90 on 6/26/20
Implied Premium	■ Implies a 8.3% premium to GLIB Series A shareholders, based on GLIB Series A closing price of $66.06 as of 6/26/20 ■ Implies a 8.8% premium to Series B shareholders, based on GLIB Series B closing price of $67.10 as of 6/26/20[1] ■ Aggregate premium to GLIB shareholders on a fully diluted basis of $593mm or $5.45 per GLIB Series A share and $5.92 per GLIB Series B share
Implied Ownership in Pro Forma Company	■ Liberty management (John Malone and Greg Maffei) economic ownership is 6.3% and voting interest is 66.6%[2] ■ GLIB public economic ownership is 28.9% and voting interest is 3.9% ■ LBRD public economic ownership is 64.8% and voting interest is 29.5%
GLIB Series A Cumulative Redeemable Preferred Stock	■ Rollover into a Liberty Broadband preferred instrument with same terms ▸ No conversion rights; voting rights with voting common (1/3 of a vote / share) ▸ Dividends, payable quarterly, accrue on a daily basis at a rate of 7.00% per annum ▸ If GCI Liberty fails to pay dividend for any four quarterly periods, dividend rate increases by 2% annual rate until cured ▸ Mandatory redemption date of March, 2039

1. Average daily trading volume of less than 50 shares based on average daily trading volume for last 30 days
2. At present, it is contemplated that Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in lieu of an equal number of shares of Liberty Broadband Series B common stock he would be entitled to receive in the Potential Combination such that Mr. Malone would have beneficial ownership of not more than approximately 49% of Liberty Broadband's aggregate outstanding voting power ("Target Voting Power") immediately following the closing (which is equal to the aggregate voting power in Liberty Broadband beneficially owned by Mr. Malone). Mr. Malone would also have the right to exchange such shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock, on a one-for-one basis, to preserve his Target Voting Power following the occurrence of any voting dilution events. Voting interest assumes exercise of all stock options by Liberty Management and exchange of all shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock by John Malone.

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GCI Liberty

Confidential

Project Lotus Proposal Summary

($ in millions)

	LBRD Proposal (6/10)	GLIB Counter Proposal (6/19)	LBRD Revised Proposal (6/22)	GLIB Second Counter Proposal (6/24)	LBRD Second Counter Proposal (6/26)	LBRD Amended Second Counter Proposal (6/28)
Proposal Date	6/10/20	6/19/20	6/22/20	6/24/20	6/26/20	6/28/20
LBRD Series C Share Price	$132.64 [1]	$130.58 [1]	$129.36	$123.99	$124.17 [1]	
GLIB Series A Share Price	$71.18 [1]	$69.14 [1]	$68.63	$65.89	$66.65 [1]	
Implied Market Exchange Ratio at Proposal Date	**0.537x**	**0.529x**	**0.531x**	**0.531x**	**0.537x**	
Proposal Exchange Ratio	**0.557x**	**0.585x**	**0.575x**	**0.585x**	**0.580x**	
Implied GLIB Series A Offer Price	$73.94	$76.39	$74.38	$72.53	$72.02	
Purchase Premium to GLIB at Proposal (%)	*3.9%*	*10.5%*	*8.4%*	*10.1%*	*8.1%*	
Purchase Premium to GLIB at Proposal ($)	$301	$779	$616	$684	$630	
Implied GLIB FDSO [2]	106.7	106.7	106.7	106.6	106.6	
Implied GLIB Purchase Price at Proposal Date	**$7,891**	**$8,149**	**$7,934**	**$7,732**	**$7,678**	
Implied Economic Ownership for GLIB Shareholders	**29.8%**	**30.8%**	**30.5%**	**30.8%**	**30.6%**	**0.5800 LBRD Series C shares (non-voting) for 1 GLIB Series A (1 vote); 0.5800 LBRD Series B (10 votes) for 1 GLIB Series B (10 votes)**
Implied Voting Control for GLIB Shareholders [3]	**4.5%**	**4.5%**	**4.5%**	**4.5%**	**4.5%**	
Value of Proposal as of 6/26/20						**Details on Page 3**
LBRD Series C Share Price [4]	$123.30	$123.30	$123.30	$123.30	$123.30	
GLIB Series A Share Price [4]	$66.06	$66.06	$66.06	$66.06	$66.06	
Proposal Exchange Ratio	**0.557x**	**0.585x**	**0.575x**	**0.585x**	**0.580x**	
Implied GLIB Series A Offer Price	$68.73	$72.13	$70.90	$72.13	$71.51	
Purchase Premium to GLIB Today (%)	*4.0%*	*9.2%*	*7.3%*	*9.2%*	*8.3%*	
Purchase Premium to GLIB at Today ($)	$283	$651	$517	$651	$584	
Implied GLIB FDSO [2]	106.7	106.7	106.7	106.7	106.7	
Implied GLIB Purchase Price Today	**$7,331**	**$7,699**	**$7,565**	**$7,699**	**$7,632**	
Premium / (Discount) to Pre-tax NAV (%) [5]	***(11.7%)***	***(7.3%)***	***(8.9%)***	***(7.3%)***	***(8.1%)***	
Premium / (Discount) to Post-tax NAV (%) [5]	***10.3%***	***15.9%***	***13.9%***	***15.9%***	***14.9%***	

Source: Factset (6/26/20)
1. Reflects closing price of securities one day prior to proposal date
2. Calculated using treasury stock method with implied GLIB Series A offer price
3. Voting interest relates to 1/3 vote per share attributable to holders of GLIB series A redeemable preferred
4. Reflects closing price as of 6/26/20
5. Represents the average of low and high of GLIB net asset value pre-tax and post-tax on Page 11, with GCI value range of $2.5bn - $3.0bn and Evite value range of $14mm-28mm

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GCI Liberty

Confidential

Project Lotus LBRD Amended Second Counter Proposal Summary

($ in millions)

LBRD Amended Second Counter Proposal (6/28/20)	
GLIB Series A	
LBRD Series C Share Price	$123.30
Proposal Exchange Ratio for LBRD Series C	**0.5800x**
Implied GLIB Series A Offer Price	$71.51
Implied GLIB Series A Purchase Premium (%)	*8.3%*
Implied GLIB Series A FDSO[1]	102.0
Implied GLIB Purchase Price for GLIB Series A Shares	**$7,292**
GLIB Series B	
LBRD Series B Share Price	$125.90
Proposal Exchange Ratio for LBRD Series B	**0.5800x**
Implied GLIB Series B Offer Price	$73.02
Implied GLIB Series B Purchase Premium (%)	*8.8%*
Implied GLIB Series B FDSO[2]	4.8
Implied GLIB Purchase Price for GLIB Series B Shares	**$349**
Implied GLIB Purchase Price at Proposal Date	**$7,641**
Premium / (Discount) to Post-tax NAV (%)[3]	***15.0%***
(+) New LBRD Series C Issued Based on Proposal	59.1
(+) New LBRD Series B Issued Based on Proposal	2.8
(+) LBRD Current FDSO	182.9
(-) Canceled LBRD Series C Shares Held Within LBRD	(42.7)
Total Pro Forma LBRD Shares Outstanding	**202.2**
Implied Economic Ownership for GLIB Shareholders	**30.7%**
Implied Voting Control for GLIB Shareholders[4]	**41.1%**

Source: Factset (6/26/20)
Note: Voting interest assumes exercise of all stock options by Liberty Management
1. Calculated using treasury stock method with implied GLIB Series A offer price
2. Calculated using treasury stock method with implied GLIB Series B offer price
3. Represents the average of low and high of GLIB net asset value post-tax on Page 11, with GCI value range of $2.5bn - $3.0bn and Evite value range of $14mm-28mm
4. Voting interest relates to Series B shares issued to John Malone, Greg Maffei and their affiliates, and 1/3 vote per share attributable to holders of GLIB Series A redeemable preferred

EVERCORE 3 GCI Liberty

Confidential

Project Lotus Pro Forma Ownership Summary – LBRD 6/28/20 Proposal

Pro Forma Statistics

($ in millions)

Standalone Statistics	LBRD Series C	LBRD Series B	LBRD Series A
Votes / Share	-	10	1
Share Price (6/26/20)	$123.30	$125.90	$121.10
Fully Diluted Shares Outstanding	154.0	154.0	26.5
Trading Value	$18,985	$19,386	$3,209
Size of Float (# Shares)	105.5	0.1	24.6
Size of Float ($)	$13,005 [1]	$10	$2,974
3-month Average Daily Trading Volume (# of Shares)	0.8	0.0	0.2
% Total Float	*0.7%*	*0.0%*	*0.6%*
3-month Average Daily Trading Volume ($mm)	$95	$0	$19
% Total Float	*0.7%*	*0.0%*	*0.6%*

Pro Forma Statistics: LBRD Series C Issued to GLIB Series A; LBRD Series B Issued to GLIB Series B	
(+) New LBRD Shares Issued Based on Proposal	**61.9** [2]
New Series A Shares	-
New Series B Shares	2.8
New Series C Shares	59.1
New Preferred Shares	7.2
(+) Current Existing LBRD Series A Shares	26.5
(+) Current Existing LBRD Series B Shares	2.5
(+) Current Existing LBRD Series C Shares	154.0
(-) Canceled LBRD Series C Shares Held Within LBRD	(42.7)
Total Pro Forma LBRD Shares	**202.2** [2]
GLIB Shareholder % Economic Ownership in Pro Forma LBRD	**30.7%**
GLIB Shareholder % Voting Interest in Pro Forma LBRD	**41.1%** [3]
Liberty Management % Economic Ownership in Pro Forma LBRD	**6.3%**
Liberty Management % Voting Interest in Pro Forma LBRD	**66.6%** [4]
Total Public % Economic Ownership in Pro Forma LBRD	**93.7%**
Total Public % Voting Interest in Pro Forma LBRD	**33.4%**
GLIB Public % Economic Ownership in Pro Forma LBRD	**28.9%**
GLIB Public % Voting Interest in Pro Forma LBRD	**3.9%** [5]
LBRD Public % Economic Ownership in Pro Forma LBRD	**64.8%**
LBRD Public % Voting Interest in Pro Forma LBRD	**29.5%**

Source: Factset (6/26/20)

Note: Voting interest assumes exercise of all stock options by Liberty Management

1. Excludes Factset float of 27.7% Series C shares held by GCI Liberty and not traded
2. Excludes new LBRD preferred shares issued for GLIB preferred shares
3. Voting interest relates to Series B shares issued to John Malone, Greg Maffei and their affiliates, and 1/3 vote per share attributable to holders of GLIB Series A redeemable preferred
4. At present, it is contemplated that Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in lieu of an equal number of shares of Liberty Broadband Series B common stock he would be entitled to receive in the Potential Combination such that Mr. Malone would have beneficial ownership of not more than approximately 49% of Liberty Broadband's aggregate outstanding voting power ("Target Voting Power") immediately following the closing (which is equal to the aggregate voting power in Liberty Broadband beneficially owned by Mr. Malone). Mr. Malone would also have the right to exchange such shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock, on a one-for-one basis, to preserve his Target Voting Power following the occurrence of any voting dilution events. Voting interest assumes exercise of all stock options by Liberty Management and exchange of all shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock by John Malone
5. Voting interest relates to 1/3 vote per share attributable to holders of GLIB Series A redeemable preferred

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GCI Liberty

Confidential GLIB Historical Share Price Performance GLIB Series A Share Price $90.00 $80.00 1 $71.51 $70.00 $66.06 $60.00 $50.00 $40.00 $30.00 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Source: FactSet (as of 6/26/20) Note: GLIB share price performance represents GLIB Series A share price; $71.51 share price represents the implied GLIB Series A offer price on a fully diluted basis as of 6/26/20 from LBRD amended second counter proposal (6/28/20) 1. LBRD amended second counter proposal (6/28/20) also implies Series B offer of $73.02 5 LBRD Amended Second Counter Proposal (6/28/20)

Confidential

GLIBA / LBRDK Exchange Ratio

Based on Market Value Less Market Value of LTREE on Taxed Basis[1]

	LBRDK Average Share Price	GLIBA Average Share Price[2]	LTREE Average Share Price	Adj. GLIBA Average Share Price	Exchange Ratio Average	LBRD Amended Second Counter Proposal Premium / (Discount)
LBRD Amended Second Counter Proposal (6/28/20)	NA	$71.51	NA	$64.65	0.524x	*NA*
Current (6/26/20)	123.30	66.06	270.28	59.31	0.481x	*9.0%*
Last Week (6/19/20)	126.54	67.29	279.31	60.34	0.477x	*10.0%*
Last Month (5/26/20)	130.97	68.99	275.71	62.21	0.474x	*10.5%*
Last 3 Months (3/26/20)	124.63	63.46	236.94	57.48	0.461x	*13.8%*
Last 6 Months (12/26/19)	125.07	66.19	263.51	59.60	0.475x	*10.4%*
Last 1 Year (6/26/19)	117.49	65.65	301.16	58.18	0.496x	*5.8%*
Last 2 Years (6/26/18)	101.50	58.24	292.62	51.01	0.504x	*4.0%*
Since Inception (3/12/18)	98.51	56.86	293.13	49.62	0.506x	*3.7%*


Favorable to GLIB
0.80x
0.70x
0.60x
0.50x
0.40x
LBRD Amended Second Counter Proposal (6/28/20)
0.524x
0.481x
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Favorable to LBRD

Source: FactSet

Note: Exchange ratio is calculated as GLIB Series A adjusted share price after impact from LendingTree divided by LBRD Series C share price; GLIB and LendingTree's historical basic shares outstanding per Factset; assumes diluted shares constant per 6/26/20; LBRD amended second counter proposal (6/28/20) also implies GLIB Series B offer price of $73.02

1. Assumes 27% effective tax rate for LendingTree and cost basis of $198mm per GLIB management guidance
2. Represents GLIBA average share price after LendingTree impact (GLIB average share price adjusted for proportional share of LendingTree share price post-tax)

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GCI Liberty

Confidential

Implied Premium / (Discount) for LBRD Shares within GLIB

Implied Valuation of LBRD from LBRD Proposal at different GCI valuations *($ in millions, except per share data)*

Purchase Equity and Enterprise Value Calculation

Proposal Equity Value for GLIB	**$7,641**
GLIB Purchase Premium	**$593**
GLIB Series A Purchase Premium / Share	$5.45
GLIB Series B Purchase Premium / Share	$5.92
(+) Net Debt (3/31/20) [1]	$3,132
Proposal Enterprise Value for GLIB	**$10,773**

Implied Valuation of LBRD from LBRD Proposal

Assets	Scenarios with Different GCI Value Range						
Proposal Enterprise Value for GLIB	**$10,773**	**$10,773**	**$10,773**	**$10,773**	**$10,773**	**$10,773**	**$10,773**
Less: GCI Value Range [2]	**($2,500)**	**($2,600)**	**($2,700)**	**($2,750)**	**($2,800)**	**($2,900)**	**($3,000)**
Less: Evite at Mid-point Value[3]	(21)	(21)	(21)	(21)	(21)	(21)	(21)
Less: LendingTree (Post-tax)	(733)	(733)	(733)	(733)	(733)	(733)	(733)
Less: Charter at Look-through Price within LBRD [4]	(2,337)	(2,337)	(2,337)	(2,337)	(2,337)	(2,337)	(2,337)
Less: NPV of Federal and Alaska State NOLs [5]	(132)	(132)	(132)	(132)	(132)	(132)	(132)
Plus: NPV of Capitalized Corporate Expense [5]	465	465	465	465	465	465	465
Less: NPV of RHC FY16-19 Settlement [5,6]	(114)	(114)	(114)	(114)	(114)	(114)	(114)
Implied Value of LBRD Shares from Proposal	**$5,400**	**$5,300**	**$5,200**	**$5,150**	**$5,100**	**$5,000**	**$4,900**
Value of LBRD Shares (Pre-tax) (6/26/20)	**$5,263**	**$5,263**	**$5,263**	**$5,263**	**$5,263**	**$5,263**	**$5,263**
Implied Premium / (Discount) on Pre-tax LBRD	***2.6%***	***0.7%***	***(1.2%)***	***(2.1%)***	***(3.1%)***	***(5.0%)***	***(6.9%)***
Less: Potential Tax Leakage to GLIB in Taxable Sale	(773)	(773)	(773)	(773)	(773)	(773)	(773)
Value of LBRD Shares (Post-tax) (6/26/20)	**$4,490**	**$4,490**	**$4,490**	**$4,490**	**$4,490**	**$4,490**	**$4,490**
% Deferred Tax Savings Delivered to GLIB	**100.0%**	**100.0%**	**91.9%**	**85.4%**	**78.9%**	**66.0%**	**53.0%**
Implied Accretion / Dilution to LBRD NAV (%)	**(0.1%)**	**0.2%**	**0.6%**	**0.8%**	**0.9%**	**1.3%**	**1.6%**

Source: Company filings, FactSet (as of 6/26/20)

1. Net debt includes the 1.75% exchangeable senior debenture valued on a trading value basis of $647mm as of 6/26/20; book value as of 3/31/20 of $477mm; Includes Preferred Instrument of $178mm
2. GCI TEV range informed from trading comparable analysis, precedent transactions and discounted cash flow valuation analyses
3. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
4. Charter share price as of 6/26/20 is $502.27, which results in look-through price within LBRD of $436.23; Calculated as (LBRD Equity Value as of 6/26/20 Plus Net Debt Plus NPV of corporate expense Minus the mid-point of Skyhook valuation) divided by 54.1mm Charter shares within LBRD
5. Based on GLIB management projections
6. Assumes 0.17% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 6/26/20

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Confidential

Pro Forma LBRD NAV (Accretion / Dilution) Analysis

Based on LBRD Amended Second Counter Proposal (6/28/20)

($ in millions, except per share data)

Pro Forma LBRD NAV (Accretion / Dilution) Analysis under Different GCI Value Range

GLIB Purchase Price				**$7,641**			
New LBRD Series B Issued				2.8			
New LBRD Series C Issued				59.1			
New LBRD Shares Issued				**61.9**			
LBRD Pro Forma Net Asset Value							
LBRD Financial Assets							
Charter (6/26/20)	$27,188	$27,188	$27,188	$27,188	$27,188	$27,188	$27,188
Skyhook [1]	29	29	29	29	29	29	29
Current LBRD Total Net Debt	(555)	(555)	(555)	(555)	(555)	(555)	(555)
Capitalized Corporate Expense	(584)	(584)	(584)	(584)	(584)	(584)	(584)
Current LBRD Net Asset Value	**$26,077**	**$26,077**	**$26,077**	**$26,077**	**$26,077**	**$26,077**	**$26,077**
GLIB Financial Assets							
Charter (6/26/20)	$2,691	$2,691	$2,691	$2,691	$2,691	$2,691	$2,691
LendingTree (Post-tax)	733	733	733	733	733	733	733
GCI Value [2]	2,500	2,600	2,700	2,750	2,800	2,900	3,000
Evite Value [3]	21	21	21	21	21	21	21
Pro Forma NOL Carryforward Value	132	132	132	132	132	132	132
Capitalized Corporate Expense	(465)	(465)	(465)	(465)	(465)	(465)	(465)
NPV of RHC FY16-19 Settlement [4]	114	114	114	114	114	114	114
Current GLIB Total Net Debt [5]	(3,132)	(3,132)	(3,132)	(3,132)	(3,132)	(3,132)	(3,132)
Synergies [6]	115	115	115	115	115	115	115
PF Net Asset Value	**$28,788**	**$28,888**	**$28,988**	**$29,038**	**$29,088**	**$29,188**	**$29,288**
Total Shares Outstanding							
Current LBRD Diluted Shares [7]	183.1	183.1	183.1	183.1	183.1	183.1	183.1
(+) New LBRD Shares Issued	61.9	61.9	61.9	61.9	61.9	61.9	61.9
(-) Shares that GLIB Owns in LBRD	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)
Pro Forma LBRD Shares Outstanding	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**
Pro Forma Net Asset Value / Share	**$142.30**	**$142.80**	**$143.29**	**$143.53**	**$143.78**	**$144.27**	**$144.76**
LBRD Net Asset Value / Share	**$142.45**	**$142.45**	**$142.45**	**$142.45**	**$142.45**	**$142.45**	**$142.45**
Implied Accretion / Dilution (%)	**(0.1%)**	**0.2%**	**0.6%**	**0.8%**	**0.9%**	**1.3%**	**1.6%**

Source: FactSet (as of 6/26/20)

Note: For illustrative purposes, we have analyzed the transaction assuming stock consideration; Charter valued at share price of $502.27 as of 6/26/20 on a pre-tax basis and LendingTree valued on a post-tax basis

1. Assumes the mid-point of Skyhook's value based on DCF analysis with terminal range of 1.5x to 3.5x
2. GCI TEV range informed from the average value of trading analysis, precedent transactions and discounted cash flow valuation analyses
3. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
4. Assumes 0.17% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 6/26/20
5. Includes $178mm preferred stock and 1.75% exchangeable senior debenture valued on a trading value basis of $647mm as of 6/26/20; book value as of 3/31/20 of $477mm
6. Assumes the mid-point of $3-5mm annual run-rate synergies at 6.75% WACC, 4% perpetuity growth rate and 24% LBRD effective tax rate, per GLIB management guidance
7. Calculated using treasury stock method

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GCI Liberty

Confidential

GLIB Preferred Stock Rollover Considerations

($ in millions)

A rollover of GLIB Preferred Stock into an instrument with the same economic terms of LBRD may be beneficial to Preferred Stockholders as the pro forma company has a greater scale, trading liquidity, improved credit profile and has a greater proportion of its value in highly liquid tradable securities

Equity Value


$7,048[1]
$24,881
GLIB
Pro forma LBRD

Debt / Capitalization[2]


34%
15%
GLIB
Pro forma LBRD

Cash & Cash Equivalents (3/31/20)


$569
$588
GLIB
Pro forma LBRD

Net Debt / Capitalization[2]


29%
13%
GLIB
Pro forma LBRD

Source: FactSet (6/26/20), company filings
Note: Pro forma LBRD assumes 0.580 LBRD Series C shares for 1 GLIB Series A Shares; 0.5800 LBRD Series B Shares for 1 GLIB Series B Shares
(1) Equity value as of 6/26/20
(2) Includes GLIB preferred shares and values senior exchangeable debentures valued on a trading value basis of $647mm as of 6/26/20; book value as of 3/31/20 of $477mm

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9

GCI Liberty

Confidential II. GLIB Preliminary Financial Analysis

Confidential

GLIB Corporate Structure Overview

($ in millions, except per share data)

Corporate Structure


Liberty Management's O/S of LBRD
Voting Control[1] 50.1%
Economic Ownership[2] 5.0%
Liberty Management's O/S of GLIB
Voting Control[1] 36.4%
Economic Ownership[2] 5.8%
Liberty Management
GCI Liberty
23.3%
Liberty BROADBAND
26.2%[4]
2.6%[3]
Charter COMMUNICATIONS
MEV: $121.4bn
TEV: $197.6bn
GCI
100.0%
evite
100.0%
lendingtree
26.3%
MEV: $4.2bn
TEV: $4.1bn
100.0%
SKYHOOK
★ Indicates Publicly Traded Company

Relative Valuation

	GLIB	LBRD
Common Share Price (as of 6/26/20)		
Series A	$66.06	$121.10
Series B	67.10	125.90
Series C	-	123.30
Diluted Shares Outstanding		
Series A	101.927	26.496
Series B	4.692	2.451
Series C	-	153.977
Fully Diluted Shares Outstanding[5]	**106.619**	**182.924**
Equity Value	**$7,048**	**$22,503**
Plus: Debt (3/31/20)	3,523[6]	573
Less: Cash (3/31/20)	(569)	(19)
Net Debt without Preferred Stock	**$2,954**	**$555**
Plus: Preferred Stock (3/31/20)	178	-
Net Debt with Preferred Stock	**$3,132**	**$555**
Total Enterprise Value	**$10,180**	**$23,057**

Source: Factset (as of 6/26/20), Company Filings

Note: Unless otherwise stated, all ownership figures are from the files shared by Liberty management; Shares for LBRD and GLIB include restricted shares, RSUs and beneficial ownership of shares that may be acquired upon exercise of stock options. ownership treats options using treasury stock methodology

1. Voting control based on beneficial ownership per GLIB and LBRD proxies (as of 2/28/20); Includes Liberty Management and all Directors
2. Basic shares, options and RSUs are sourced from the file shared by Liberty management on 6/28/20; Liberty Management refers to John Malone and Greg Maffei for economic ownership
3. Calculated as 5.4mm shares divided by the total number of Charter shares outstanding (242mm shares as of 3/31/2020); 5.4mm shares as of 3/2/20 per latest LBRD schedule 13D. Shares are subject to proxy held by LBRD
4. Advance/Newhouse Partnership granted LBRD 5 year irrevocable proxy to vote number of shares necessary to bring LBRD's voting power to 25.01% (after giving effect to GLIB proxy), subject to cap of 7%. As of 3/31/20, no A/N shares are included as 25.01% cap is met by LBRD shares or GLIB proxy
5. Includes RSUs and options based on treasury stock method
6. Includes the 1.75% exchangeable senior debentures valued on a trading value basis as of 6/26/20; book value as of 3/31/20 of $477mm

EVERCORE
10
GCI Liberty

Confidential

Sum-of-the-Parts Valuation of GLIB

Assuming public assets at trading value

($ in millions, except per share data)

Publicly Traded Securities Portfolio

Company Name	Shares (mm)	Share Price (6/26/20)	Untaxed Value	Taxed Value
LBRD	42.7	$123.30	$5,263	$4,490
Charter	5.4	502.27	2,691	2,001
LendingTree	3.4	270.28	931	733
Total Publicly Traded Portfolio Asset Value			**$8,885**	**$7,223**

Private Assets

Company Name	Total Enterprise Value			
	Low	High	Low	High
Evite [1]	$14	$28	$14	$28
GCI [2]	$2,500	$3,000	$2,500	$3,000
Total Private Portfolio Asset Value	**$2,514**	**$3,028**	**$2,514**	**$3,028**

Financial Assets & Liabilities (as of 3/31/20)	
Total Cash	$569
Total GCI Debt	(1,396)
LBRDK Margin Loan	(1,300)
1.75% Exchangeable Senior Debenture Due 2046 [3]	(647)
Indemnification Obligation	(180)
Cumulative Redeemable Preferred Stock	(178)
Less: Net Debt	**($3,132)**
Less: NPV of GLIB Corporate Expense	($465)
Plus: NPV of Federal and Alaska State NOLs	132
Plus: NPV of RHC FY16-19 Settlement [4]	114

	Low	High	Low	High
Net Asset Value	**$8,049**	**$8,563**	**$6,387**	**$6,901**
GLIB Equity Value	$7,048			
Premium / (Discount) to NAV (%)	*(12.4%)*	*(17.7%)*	*10.4%*	*2.1%*

Source: Share prices per Factset (as of 6/26/20), GLIB management, Wall Street Research

Note: Assumes 6.75% WACC for NPV calculation; assumes 27% tax rate for Evite and GLIB corporate expense and 28% tax rate for GCI per GLIB management guidance; LBRD tax leakage of $773mm, Charter tax leakage of $691mm and LendingTree tax leakage of $198mm at 27% tax rate per GLIB management guidance

1. Assumes Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
2. GCI TEV selected range is informed from trading comparables analysis, precedent transactions and discounted cash flow valuation analyses
3. The 1.75% exchangeable senior debenture valued on a trading value basis as of 6/26/20; book value as of 3/31/20 of $477mm
4. Assumes 0.17% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 6/26/20

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11

GCI Liberty

Confidential

GCI Financial Profile

($ in millions)

Financial Summary[1]

	2019A	2020E	2021E	2022E	2023E	'19A-'23E CAGR
Revenue Breakdown						
Wireless	$261	$255	$265	$272	$280	1.8%
% growth	*(0.8%)*	*(2.1%)*	*3.8%*	*2.8%*	*2.9%*	
Data	458	495	509	532	540	4.2%
% growth	*1.6%*	*8.1%*	*2.9%*	*4.5%*	*1.4%*	
Video[2]	102	92	75	63	58	(13.1%)
% growth	*(8.3%)*	*(9.7%)*	*(19.0%)*	*(16.5%)*	*(6.5%)*	
Voice	53	50	47	44	41	(6.3%)
% growth	*(7.7%)*	*(6.6%)*	*(6.5%)*	*(6.0%)*	*(5.9%)*	
Total Revenue	**$875**	**$893**	**$896**	**$911**	**$919**	1.3%
% growth	*(1.0%)*	*2.1%*	*0.4%*	*1.7%*	*0.9%*	
Gross Margin						
Wireless	$192	$186	$192	$201	$207	2.0%
% Margin	*73.5%*	*72.7%*	*72.5%*	*73.9%*	*73.9%*	
Data	381	422	436	452	461	4.9%
% Margin	*83.2%*	*85.3%*	*85.5%*	*85.0%*	*85.5%*	
Video	37	37	31	31	26	(7.9%)
% Margin	*35.9%*	*40.1%*	*41.1%*	*48.8%*	*45.2%*	
Voice	46	51	41	38	36	(6.5%)
% Margin	*87.0%*	*101.4%*	*87.5%*	*87.0%*	*86.3%*	
Total Gross Margin	**$656**	**$696**	**$699**	**$722**	**$730**	2.7%
% margin	*75.0%*	*77.9%*	*78.1%*	*79.3%*	*79.4%*	
Adj. EBITDA[3]	**$257**	**$302[4]**	**$311**	**$326**	**$333**	6.7%
% margin	*29.4%*	*33.8%*	*34.7%*	*35.9%*	*36.2%*	
Capex	(147)	(139)	(130)	(125)	(120)	
% of revenue	*16.8%*	*15.6%*	*14.5%*	*13.7%*	*13.0%*	
Adj. EBITDA - Capex	**$110**	**$163**	**$181**	**$202**	**$213**	18.0%
% of revenue	*12.6%*	*18.2%*	*20.2%*	*22.2%*	*23.2%*	

Source: GCI Management (2020 Budget Presentation 3/6/20 and 2020 GCI April 20 Update)
1. Financials for 2020 onwards reflect DMH sale, except gross margin; 2019 financials show normalized numbers
2. Video business segment includes DMH revenue
3. Excludes stock based compensation
4. 2020E EBITDA pro forma for DMH sale is $302mm without stock based compensation and $295mm with stock based compensation

Revenue by Segment 2019A



Voice 6%
Video 12%
Wireless 30%
Data 52%

Gross Margin by Segment 2019A



Voice 7%
Video 6%
Wireless 29%
Data 58%

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12

Confidential GCI Valuation Analysis Valuation on a cash / debt free basis; does not include RHC FY16-FY19 receivables settlement ($ in billions) $5.000 $4.000 $3.000 $2.000 $1.000 $0.000 2 TEV / LTM EBITDA of 9.0x to 11.5x 1 TEV / 2020E EBITDA of 8.5x to 10.0x WACC range of 6.25% to 7.25%; Perpetuity Growth Rate of 1.5% to 2.5% 8.5x - 10.0x 8.7x - 11.0x 7.5x - 11.0x Source: GLIB Management Note: All valuation methodologies are pro forma for the DMH sale proceeds of $15mm 1. PF 2020E EBITDA for DMH sale and net of stock-based compensation is $295mm per GLIB management forecast 2. PF LTM EBITDA for DMH sale and net of stock-based compensation as of 3/31/20 is $282mm 13 Implied TEV / 1 2020E EBITDA Key Metrics / Assumptions $3.257$3.236 $2.963 $2.521$2.552 $2.198 Trading Analysis Precedent TransactionsDiscounted Cash Flow

Confidential

Evite Valuation Analysis

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

Financial Summary

	2018A	2019A	2020E	2021E
Revenue	**$24**	**$25**	**$12**	**$18**
% Growth	*0.4%*	*5.0%*	*(52.6%)*	*49.6%*
EBITDA	**($2)**	**($5)**	**($10)**	**$1**
% Margin	*(8.7%)*	*(17.9%)*	*(83.6%)*	*7.2%*
(-) Taxes at 27% [1]	1	1	3	(0)
NOPAT	**($2)**	**($3)**	**($7)**	**$1**
(-) Capex	**($3)**	**($1)**	**($1)**	**($1)**
% Revenue	*13.9%*	*5.8%*	*7.9%*	*3.0%*
(+/-) Changes in WC	(1)	(0)	(1)	2
Unlevered FCF	**($6)**	**($5)**	**($9)**	**$3**
% Revenue	*NM*	*NM*	*NM*	*16.2%*

Discounted Cash Flow Analysis for Evite

	Q2-Q4'20E	2021E
DCF-based Unlevered FCF	($6)	$3
Discount Period	0.38	1.25
Discount Factor [3]	0.95	0.85
PV of Unlevered FCF	(6)	2
NPV of Projected Cash Flow	**($3)**	

Assumed Exit Multiple

Terminal Revenue	$18		$18
Selected Terminal Revenue Range [2]	1.25x	–	2.25x
Terminal Value	**$22**	–	**$40**
Discount Factor [3]	*0.80x*		*0.80x*
PV of Terminal Value	$18		$32
Total TEV	**$14**	–	**$28**
TEV / '20E Revenue	*1.20x*	–	*2.39x*
TEV / '21E Revenue	*0.80x*	–	*1.60x*

Source: Evite Management, Factset (6/26/20), Wall Street Research

1. 27% tax rate based on GLIB management guidance; assumes available profits at GCI to offset Evite losses
2. Selected based on selected Internet trading comps' revenue multiples
3. Assumes 14% WACC based on selected Internet trading comps WACC analysis

Selected Internet Trading Comps



TEV / 2020E Revenue
TEV / 2021E Revenue
3.5x
2.5x
4.2x
3.3x
3.7x
2.1x
1.5x
1.3x
2.4x
1.3x
1.9x
1.7x
Zillow
ANGI Homeservices
Tripadvisor
Yelp
Eventbrite
Cars.com

Revenue Growth

	Zillow	ANGI Homeservices	Tripadvisor	Yelp	Eventbrite	Cars.com
'19 - '20	*23.9%*	*4.4%*	*(59.4%)*	*(19.0%)*	*(53.9%)*	*(14.5%)*
'20 - '21	*39.1%*	*28.1%*	*72.2%*	*14.4%*	*76.6%*	*12.7%*

EBITDA Margin

	Zillow	ANGI Homeservices	Tripadvisor	Yelp	Eventbrite	Cars.com
2020	*(2.6%)*	*10.6%*	*(7.6%)*	*9.3%*	*(98.6%)*	*22.8%*

EVERCORE

14

GCI Liberty

Confidential

GLIB Corporate Expense

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

	2018A	2019A	2020E	2021E	2022E	2023E
Personnel	($0.3)	($1.5)	($2.6)			
Legal	(6.8)	(2.9)	(2.0)			
Audit	(3.9)	(1.7)	(1.1)			
SEC Filing Printing	(0.4)	(0.1)	(0.1)			
Stockholder Expense	(0.4)	(0.2)	(0.2)			
Deal Costs	(0.5)	(0.0)	-			
Investor Relations	(0.6)	(0.4)	(0.4)			
Treasury Expense	(0.0)	(0.1)	(0.1)			
Misc. Operating Expenses	(0.2)	(0.2)	(0.1)			
General & Administrative	(3.5)	(2.9)	(2.9)			
Total Expense - Pre-Allocation	**($16.5)**	**($10.0)**	**($9.5)**			
Allocation of Rent	($0.8)	($0.3)	($0.4)			
Allocation of Services	(5.3)	(7.0)	(6.4)			
Total Corporate Expenses	**($22.7)**	**($17.3)**	**($16.3)**	**($17.0)**	**($17.6)**	**($18.4)**
Stock Based Compensation	($22.1)	($10.0)	($7.0)	($8.5)	($8.5)	($8.5)
Net Impact	**($44.8)**	**($27.3)**	**($23.3)**	**($25.5)**	**($26.1)**	**($26.8)**
(-) Taxes at 27%[1]	12.1	7.4	6.3	6.9	7.1	7.2
Net Impact Post Tax	**($32.7)**	**($19.9)**	**($17.0)**	**($18.6)**	**($19.1)**	**($19.6)**

Assumes mid-point of 3-5% YoY growth rate on total corporate expenses starting 2021 and 0% YoY growth rate on stock based compensation starting 2022 per GLIB management guidance

NPV of GLIB Corp. Expense

	Q2-Q4'2020E	2021E	2022E	2023E	Terminal
Corporate Expense Plus SBC (Post Tax)	($10.6)	($18.6)	($19.1)	($19.6)	($19.6)
Discount Period	0.38	1.25	2.25	3.25	3.25
Discount Factor	0.98	0.92	0.86	0.81	0.81
Terminal Year Corp. Expense and SBC					($501.4)[2]
PV of Corp. Expense and SBC	**($10.3)**	**($17.1)**	**($16.5)**	**($15.8)**	**($405.5)**
NPV of Corp. Expense and SBC at 6.75% WACC					**($465.3)**

Source: GLIB Management
1. 27% Tax rate based on GLIB management guidance; assumes available profits at GCI to offset corporate expenses
2. Assumes 6.75% WACC and 2.7% weighted average perpetuity growth rate based on 2023E stock based compensation growth at 0% and total corporate expenses growth at midpoint of 3-5% per GLIB management guidance

EVERCORE 15 GCI Liberty

Confidential III. LBRD Preliminary Financial Analysis

Confidential

LBRD Corporate Structure Overview

Corporate Structure

Liberty Management's O/S of LBRD	
Voting Control[1]	50.1%
Economic Ownership[2]	5.0%

Liberty Management's O/S of GLIB	
Voting Control[1]	36.4%
Economic Ownership[2]	5.8%



Liberty Management
GCI Liberty
23.3%
Liberty BROADBAND
26.2%[4]
Charter COMMUNICATIONS
MEV: $121.4bn
TEV: $197.6bn
100.0%
SKYHOOK
2.6%[3]
GCI
100.0%
evite
100.0%
lendingtree
26.3%
MEV: $4.2bn
TEV: $4.1bn
★ Indicates Publicly Traded Company

LBRD Total Enterprise Value

Common Share Price (as of 6/26/20)	
Series A	$121.10
Series B	125.90
Series C	123.30
Diluted Shares Outstanding	
Series A	26.496
Series B	2.451
Series C	153.977
Fully Diluted Shares Outstanding[5]	**182.924**
Equity Value	**$22,503**
Plus: Debt (3/31/20)	573
Less: Cash (3/31/20)	(19)
Net Debt	**$555**
Total Enterprise Value	**$23,057**

Source: Factset (as of 6/26/20), Company Filings

Note: Unless otherwise stated, all ownership figures are from the files shared by Liberty management; Shares for LBRD and GLIB include restricted shares, RSUs and beneficial ownership of shares that may be acquired upon exercise of stock options. ownership treats options using treasury stock methodology

1. Voting control based on beneficial ownership per GLIB and LBRD proxies (as of 2/28/20); Includes Liberty Management and all Directors
2. Basic shares, options and RSUs are sourced from the file shared by Liberty management on 6/28/20; Liberty Management refers to John Malone and Greg Maffei for economic ownership
3. Calculated as 5.4mm shares divided by the total number of Charter shares outstanding (242mm shares as of 3/31/2020); 5.4mm shares as of 3/2/20 per latest LBRD schedule 13D. Shares are subject to proxy held by LBRD
4. Advance/Newhouse Partnership granted LBRD 5 year irrevocable proxy to vote number of shares necessary to bring LBRD's voting power to 25.01% (after giving effect to GLIB proxy), subject to cap of 7%. As of 3/31/20, no A/N shares are included as 25.01% cap is met by LBRD shares or GLIB proxy.
5. Includes RSUs and options based on treasury stock method

EVERCORE

16

Confidential

Sum-of-the-Parts Valuation of LBRD

Assuming public assets at trading value

($ in millions)

LBRD Net Asset Value

Publicly Traded Securities Portfolio

Company Name	Shares (mm)	Share Price (6/26/20)	Untaxed Value	Taxed Value
Charter	54.1	$502.27	$27,188	$22,547
Total Publicly Traded Portfolio Asset Value			**$27,188**	**$22,547**

Private Assets

	Total Enterprise Value			
Company Name	Low	High	Low	High
Skyhook[1]	$14	$43	$14	$43
Total Private Portfolio Asset Value	**$14**	**$43**	**$14**	**$43**

	Low	High	Low	High
Financial Assets and Liabilities				
2017 Margin Loan Facility		($573)		
Cash and Cash Equivalents		19		
Less: Net Debt		**(555)**		
Less: NPV of LBRD Corporate Expense		(584)		
Net Asset Value	**$26,063**	**$26,092**	**$21,423**	**$21,451**
LBRD Equity Value		$22,503		
LBRD Equity Value Discount to NAV (%)	*(13.7%)*	*(13.8%)*	*5.0%*	*4.9%*
Implied Look-through Price of Charter		**$436.23** [2]		
Discount to Charter Price (6/26/20) (%)		*(13.1%)*		

Source: Factset (as of 6/26/20), LBRD management, Wall Street Research
Note: Charter tax leakage of $4,640mm at 24% tax rate per page 24 of the appendix
1. Assumes Skyhook's value based on DCF with terminal multiple range of 1.5x to 3.5x
2. Calculated as LBRD Equity Value as of 6/26/20 plus Net Debt minus the mid-point of Skyhook valuation plus NPV of LBRD Corporate Expense, divided by 54.1mm Charter shares within LBRD

EVERCORE

17

GCI Liberty

Confidential

Charter Standalone Financial Summary

($ in millions, except per share data)

Financial Overview

	2019A	2020E	2021E	2022E	2023E	'19A-'23E CAGR
Total Revenue	**$45,764**	**$47,325**	**$49,523**	**$52,380**	**$55,123**	*4.8%*
% Growth	*4.9%*	*3.4%*	*4.6%*	*5.8%*	*5.2%*	
Adj. EBITDA	**$16,855**	**$17,849**	**$19,100**	**$20,948**	**$22,323**	*7.3%*
% Growth	*5.0%*	*5.9%*	*7.0%*	*9.7%*	*6.6%*	
% Margin	*36.8%*	*37.7%*	*38.6%*	*40.0%*	*40.5%*	
Capex	**($7,195)**	**($6,816)**	**($6,934)**	**($7,158)**	**($7,375)**	*0.6%*
% of Revenue	*15.7%*	*14.4%*	*14.0%*	*13.7%*	*13.4%*	
Adj. EBITDA - Capex	**$9,660**	**$11,033**	**$12,165**	**$13,790**	**$14,948**	*11.5%*
% of Revenue	*21.1%*	*23.3%*	*24.6%*	*26.3%*	*27.1%*	
Less: Interest Expense	(3,865)	(4,042)	(4,156)	(4,415)	(4,735)	
Less: Cash Taxes	(45)	(19)	(287)	(1,878)	(2,104)	
Less: NWC / Other [1,2]	(1,142)	(588)	(198)	(226)	(275)	
LFCF	**$4,608**	**$6,385**	**$7,524**	**$7,270**	**$7,833**	*14.2%*
% Margin	*10.1%*	*13.5%*	*15.2%*	*13.9%*	*14.2%*	
Less: Share Repurchase[3]	(6,873)	(7,031)	(12,790)	(15,074)	(13,628)	
Less: Other Financing Activities	(1,136)[4]	(279)	(50)[5]	(50)[5]	(50)[5]	
LFCF Post Share Repurchase	**($3,401)**	**($926)**	**($5,315)**	**($7,853)**	**($5,845)**	
Total Debt	$78,416	$78,931	$81,674	$89,527	$95,371	
Less: Cash	($3,483)	($3,072)	($500)	($500)	($500)	
Net Debt	**$74,933**	**$75,859**	**$81,174**	**$89,027**	**$94,871**	
Net Leverage	*4.45x*	*4.25x*	*4.25x*	*4.25x*	*4.25x*	

Historical Share Price Performance


$650
$550
$450
$350
$250
$150
$502.27
6/27/18
11/20/18
4/15/19
9/8/19
2/1/20
6/26/20

Public Market Overview

Current Share Price 6/26/20	**$502.27**
FDSO[6]	*241.7*
Equity Value	**$121,422**
Less: Cash & Equivalents (3/31/20)	(2,908)
Plus: Debt (3/31/20)	79,110
Total Enterprise Value	**$197,624**

	Metric	Multiple
TEV / Adj. EBITDA		
2020E	$17,849	11.1x
2021E	19,100	10.3
NTM	18,228	10.8
Net Debt / LTM Adj. EBITDA	$17,196	4.4x

Company has provided long-term net leverage guidance of 4.0x – 4.5x

Source: Factset (6/26/20), Company filings as of Q1'20, forecast based on Wall Street consensus
1. NWC projections based on Wall Street research model
2. Includes $318mm loss on financial instrument in Q1'20E
3. Share repurchase projected based on midpoint of company guided range of 4.0x -4.5x and at average future share price assuming Charter trades at 10.8x NTM EBITDA and performs according to financial summary
4. Includes $885mm purchase of non-controlling interest and $154mm distributions of non-controlling interest
5. Assumes $0mm projected purchase of NCI; $150mm distribution of NCI and $100m proceeds from stock options each year
6. Includes common and preferred units held by Advanced/Newhouse

EVERCORE
18

Confidential Charter Valuation Analysis Illustrative implied equity value per share based on public information $800.00 $389 $300.00 '20E (EBITDA-Capex)2 3 6.5%; Terminal Exit 2020E EBITDA Source: Company Filings and Wall Street Research 1. 2. 2020E adjusted EBITDA of $17.8 billion per Wall Street Research 2020E capex of $6.8 billion per Wall Street Research 3. LTM EBITDA (as of 3/31/20) of $17.2 billion per Q1’20 10Q, 2019 10K and Q1’19 10Q 19 Reference Data $769 $606$596$607 $704 $700.00 $600.00 $500.00 $400.00 $549 Mean: $575 $591 $468 $375 $372 $346 52-week High / Low Analyst Price Targets Trading Analysis - EV / '20E EBITDA 1 Trading Analysis - EV/ Precedent TransactionsDiscounted Cash Flow High: 6/3/20High: Moffet Nathanson (6/11/20) Low: 3/20/20Low: Barclays (5/8/20) TEV / 2020E EBITDA ofTEV / 2020E (EBITDA -TEV / LTM EBITDA ofWACC range of 5.5% to 9.5x to 12.5xCapex) of 15.0x to 20.0x11.0x to 13.0xMultiple of 10.5x to 12.5x Key Metrics / Assumptions Implied TEV / 1 8.9x - 11.7x9.3x - 13.9x 9.5x - 12.5x9.3x - 12.4x10.6x - 12.5x12.2x - 14.7x Current Share Price (6/26/20): $502.27

Confidential

LBRD Corporate Expense

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

	2018A	2019A	2020E	2021E	2022E	2023E
Personnel	($0.2)	($1.1)	($3.2)			
Legal	(0.9)	(5.3)	(4.6)			
Audit	(0.5)	(0.7)	(0.7)			
SEC Filing Printing	(0.1)	(0.1)	(0.1)			
Stockholder Expense	(0.2)	(0.2)	(0.3)			
Investor Relations	(0.4)	(0.3)	(0.4)			
Treasury Expense	(0.2)	(0.1)	(0.1)			
Misc. Operating Expenses	(0.0)	(0.0)	(0.0)			
General & Administrative	(1.4)	(1.5)	(1.7)			
Total Expense - Pre-Allocation	**($3.8)**	**($9.4)**	**($11.0)**			
Allocation of Rent	($0.2)	($0.2)	($0.2)			
Allocation of Services	(2.7)	(2.7)	(3.2)			
Total Corporate Expenses	**($6.7)**	**($12.2)**	**($14.4)**	**($15.0)**	**($15.6)**	**($16.2)**
Stock Based Compensation	($5.7)	($10.5)	($7.9)	($9.6)	($9.6)	($9.6)
Net Impact	**($12.4)**	**($22.7)**	**($22.3)**	**($24.5)**	**($25.1)**	**($25.7)**

Assumes mid-point of 3-5% YoY growth rate on total corporate expenses starting 2021 and 0% YoY growth rate on stock based compensation starting 2022 per LBRD management guidance

NPV of LBRD Corp. Expense

	Q2-Q4'2020E	2021E	2022E	2023E	Terminal
Corporate Expense Plus SBC	($15.6)	($24.5)	($25.1)	($25.7)	($25.7)
Discount Period	0.38	1.25	2.25	3.25	3.25
Discount Factor [1]	0.98	0.92	0.86	0.81	0.81
Terminal Year Corp. Expense and SBC					($623.2)
PV of Corp. Expense and SBC	**($15.2)**	**($22.6)**	**($21.7)**	**($20.8)**	**($504.0)**
NPV of Corp. Expense and SBC at 6.75% WACC					**($584.3)**

Source: LBRD Management

1. Assumes 6.75% WACC and 2.5% weighted average perpetuity growth rate based on 2023E stock based compensation growth at 0% and total corporate expenses growth at mid point of 3 – 5% per LBRD management guidance

EVERCORE

20

GCI Liberty

Confidential

Skyhook Valuation Analysis

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

Financial Summary

	2018A	2019A	2020E	2021E	2022E
Revenue	$22[1]	$15	$17	$18	$19
% Growth	*70.0%*	*(33.2%)*	*15.9%*	*5.6%*	*6.0%*
EBITDA	$3	($5)	($2)	($2)	($2)
% Margin	*14.2%*	*(31.7%)*	*(13.3%)*	*(12.4%)*	*(12.4%)*
Capex	($0)	($0)	($0)	($0)	($0)
% Revenue	*0.2%*	*3.4%*	*0.1%*	*0.3%*	*0.3%*
EBITDA - Capex	$3	($5)	($2)	($2)	($2)
% Revenue	*14.0%*	*NM*	*NM*	*NM*	*NM*
Less: Changes in WC	3	(0)	(1)	(0)	0
Unlevered FCF	$7	($5)	($4)	($3)	($2)
% Revenue	*29.5%*	*NM*	*NM*	*NM*	*NM*

Discounted Cash Flow Analysis for Skyhook

	Q2-Q4'20E	2021E	2022E
DCF-based Unlevered FCF	$1	($3)	($2)
Discount Period	0.38	1.25	2.25
Discount Factor[3]	0.33	1.12	2.01
PV of Unlevered FCF	0	(3)	(4)
NPV of Projected Cash Flow	($7)		

Assumed Exit Multiple

	Low		High
Terminal Revenue	$19		$19
Selected Terminal Multiple Range[2]	1.5x	–	3.5x
Terminal Value	$29	–	$67
Discount Factor[3]	*0.73x*		*0.73x*
PV of Terminal Value	$21		$49
Total TEV	$14	–	$43
TEV / '20E Revenue	*0.84x*	–	*2.48x*
TEV / '21E Revenue	*0.80x*	–	*2.35x*

Selected Integrated Solutions Comps



TEV / 2020E Revenue
TEV / 2021E Revenue
5.7x 5.4x
4.9x 4.3x
4.2x 3.8x
0.9x 0.9x
3.8x 3.1x
1.0x 0.9x
2.0x 1.7x
Hexagon
Garmin
Trimble
TomTom[4]
Inseego
Topcon
ORBCOMM

	Hexagon	Garmin	Trimble	TomTom[4]	Inseego	Topcon	ORBCOMM
Revenue Growth							
'19 - '20	(5.4%)	(9.8%)	(9.4%)	(13.5%)	36.6%	(10.3%)	(9.0%)
'20 - '21	6.7%	13.9%	9.5%	7.3%	23.1%	13.4%	17.4%
EBITDA Margin							
2020	31.1%	22.6%	21.7%	6.7%	5.6%	10.2%	20.4%

Selected Hardware / Modules Solutions Comps



TEV / 2020E Revenue
TEV / 2021E Revenue
1.2x 1.1x
0.5x 0.4x
1.3x 1.2x
0.4x 0.4x
u-blox
Sierra Wireless5
CalAmp5
Telit

	u-blox	Sierra Wireless[5]	CalAmp[5]	Telit
Revenue Growth				
'19 - '20	(4.2%)	(14.2%)	(11.4%)	(0.5%)
'20 - '21	9.0%	10.0%	8.5%	10.1%
EBITDA Margin				
2020	14.1%	(1.5%)	7.9%	12.1%

Source: Skyhook Management, Company Filings, Wall Street Research, FactSet (as of 6/26/20)
1. Includes licensing revenue
2. Selected based on the integrated solutions and hardware / modules trading comps' revenue multiples
3. Assumes 12% WACC based on selected integrated solutions comps and hardware / modules solutions comps WACC analysis
4. Pro forma revenue for TomTom divestiture of TomTom Telematics BV to Bridgestone Corp.
5. Pro forma revenue for Sierra Wireless's acquisition of M2M Group and CalAmp's acquisition of Synovia

EVERCORE
21
GCI Liberty

Confidential Appendix

Confidential

GLIB NAV Analysis with LBRD Shares Valued Based on Trading Value and Charter Shares Valued at Look-through Price within LBRD

($ in millions, except per share data)

- **Only LTREE Post-tax**: Adjusted for LendingTree's $198mm tax leakage
- **LBRD and LTREE post-tax**: Adjusted for LBRD's $773mm tax leakage and LendingTree's $198mm tax leakage

GLIB Net Asset Value

Company Name	Shares (mm)	Share Price (6/26/20)	Only LTREE Post-tax	LBRD and LTREE Post-tax
Publicly Traded Securities Portfolio				
LBRD	42.7	$123.30	$5,263	$4,490
Charter Communications	5.4	436.23 [1]	2,337	2,337
LendingTree	3.4	270.28	733	733
Total Publicly Traded Portfolio Asset Value			**$8,333**	**$7,560**
Hypothetical Value of Private Assets				
GCI [2]			$2,750	$2,750
Evite & Other [3]			21	21
Total Private Portfolio Asset Value			**$2,771**	**$2,771**
Financial Assets & Liabilities				
Total Cash			$569	$569
Total GCI Debt			(1,396)	(1,396)
Total Corporate Level Debt [4]			(1,947)	(1,947)
Net Debt			**(2,774)**	**(2,774)**
Other Financial Obligations [5]			(358)	(358)
Total Debt, Cash, Other Financial Assets and Liabilities			**($3,132)**	**($3,132)**
Plus: Capitalized Corporate Expense			($465)	($465)
Plus: NOL Carryforward Value			132	132
Plus: NPV of RHC FY19 Settlement on NWC [6]			114	114
Total Net Asset Value			**$7,754**	**$6,981**

Source: Company filings, Wall Street Research, FactSet (as of 6/26/20)

1. Calculated as ($23bn LBRD market equity Plus Net Debt Minus the mid-point of Skyhook valuation Plus NPV of Corporate Expense) divided by 54.1mm shares held by Charter within LBRD
2. Assumes the mid-point of GCI TEV range informed from the average value of trading analysis, precedent transactions and discounted cash flow valuation analyses
3. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
4. Includes the 1.75% exchangeable senior debenture valued on a trading value basis of $647mm as of 6/26/20; book value as of 3/31/20 of $477mm
5. Includes indemnity to Qurate Retail and preferred stock
6. Assumes 0.17% WACC for RHC FY19 Settlement impact on NWC as of 1-year treasury rate on 6/26/20

EVERCORE 22 GCI Liberty

Confidential LBRD NAV Analysis with Charter Shares Valued Based on Trading Value ($ in millions, except per share data) LBRD Net Asset Value Publicly Traded Securities Portfolio Shares Share Price Company Name (mm) (6/26/20) Untaxed Value Charter 54.1 $502.27 $27,188 Hypothetical Value of Private Assets Skyhook 1 $29 Financial Assets and Liabilities Total LBRD Debt Cash and Cash Equivalents Total Debt, Cash, Other Financial Assets and Liabilities Plus: Capitalized Corporate Expense ($573) 19 ($555) (584) 2 Diluted Shares 183.1 Source: Company filings, Wall Street Research, FactSet (as of 6/26/20) 1. Assumes the mid-point of Skyhook’s value based on DCF analysis with terminal range of 1.5x to 3.5x 2. Calculated using treasury stock method with the LBRD NAV / Share 23 NAV Per LBRD Share $142.45 Total Net Asset Value $26,077 Total Private Portfolio Asset Value $29 Total Publicly Traded Portfolio Asset Value $27,188

Confidential Potential Tax Leakage Due to Public Market Securities Held by GLIB and LBRD ($ in millions, except per share data) Potential Tax Leakage for GLIB Securities Share Price Value of Shares Potential Tax Leakage Security Total Shares Price per Share Cost Basis (6/26/20) (as of 6/26/20) Gain Tax Leakage per GLIB Share LBRD 42.7 $56.23 $2,400 $123.30 $5,263 $2,863 $7.11 Charter 5.4 24.79 133 502.27 2,691 2,559 691 6.36 LendingTree 3.4 57.50 198 270.28 931 733 1.82 Potential Tax Leakage for LBRD Securities Share Price Value of Shares Tax Leakage Security Total Shares Price per Share Cost Basis (6/26/20) (as of 6/26/20) Gain Tax Leakage per LBRD Share Charter 54.1 $145.07 $7,852 $502.27 $27,188 $19,335 $4,640 $25.22 Source: Company filings and GLIB management, FactSet (as of 6/26/20) Note: Assumes 27% tax rate for tax leakage on LBRD, Charter and LendingTree per GLIB management guidance; assumes 24% tax rate for tax leakage on Charter per LBRD management guidance 24 198 $773

Confidential GLIBA / LBRDK Exchange Ratio Based on Market Value LBRD Amended Second Counter Proposal Premium / (Discount) GLIBA Average Share Price LBRDK Average Share Price Exchange Ratio Average Favorable to GLIB 0.80x 0.70x 0.60x 0.580x 0.536x 0.50x 0.40x Favorable to LBRD Mar-18 Jun-18 Aug-18 Nov-18 Feb-19 May-19 Jul-19 Oct-19 Jan-20 Mar-20 Jun-20 Source: FactSet Note: LBRD amended second counter proposal (6/28/20) also implies GLIB Series B offer price of $73.02 25 LBRD Amended Second Counter Proposal (6/28/20) $71.51 NA 0.580x NA Current (6/26/20) 66.06 123.30 0.536x 8.3% Last Week (6/19/20) 67.29 126.54 0.532x 9.1% Last Month (5/26/20) 68.99 130.97 0.527x 10.1% Last 3 Months (3/26/20) 63.46 124.63 0.509x 14.0% Last 6 Months (12/26/19) 66.19 125.07 0.528x 9.9% Last 1 Year (6/26/19) 65.65 117.49 0.560x 3.6% Last 2 Years (6/26/18) 58.24 101.50 0.577x 0.5% Since Inception (3/12/18) 56.86 98.51 0.581x (0.2%) LBRD Amended Second Counter Proposal (6/28/20)

Confidential

GLIB Consolidated Financial Summary

($ in millions)

	2019A	2020E	2021E	2022E	2023E	'19A-'23E CAGR
Revenue						
GCI	$875 [1]	$893	$896	$911	$919	1.3%
Evite	25	12	18	27	40	12.2%
Total Revenue	**$900**	**$905**	**$914**	**$937**	**$959**	1.6%
Expense (Excluding D&A)						
GCI [2]	($618)	($591)	($585)	($584)	($587)	
Evite	(30)	(22)	(17)	(25)	(37)	
GLIB Corporate [2,3]	(17)	(16)	(17) [2]	(18)	(18)	
Adj. EBITDA	**$235**	**$276**	**$295**	**$311**	**$317**	7.8%
D&A						
GCI	$239	$236	$210	$176	$149	
Evite	-	-	-	-	-	
Total D&A	**$239**	**$236**	**$210**	**$176**	**$149**	
Capex						
GCI	($147)	($139)	($130)	($125)	($120)	
Evite	(1)	(1)	(1)	(1)	(1)	
Total Capex	**($148)**	**($140)**	**($130)**	**($125)**	**($121)**	
Adj. EBITDA - Capex	**$87**	**$135**	**$165**	**$185**	**$197**	22.7%
(-) Interest Expense		(149)	(129)	(130)	(131)	
(+ / -) Change in Working Capital		(1)	2	-	-	
(+) RHC Impact on NWC [4]		32	82	-	-	
(+) FCC Bidding Reserve Settlement		(9)	(9)	-	-	
(+) Denali Media Sale Proceeds		15	-	-	-	
(-) Verizon Deferred Revenue Adjustments		(4)	(4)	(4)	(4)	
(-) Taxes		-	-	-	-	
Levered Free Cash Flow		**$20**	**$108**	**$52**	**$62**	
Dividends Paid on Preferred Stock	(13)	(13)	(13)	(13)	(13)	
Debt (including Preferred Stock)	$3,533	$3,251	$3,245	$3,239	$3,233	
Cash	570	303	392	425	467	
Net Debt	**$2,963**	**$2,949**	**$2,854**	**$2,814**	**$2,765**	

Evercore Extrapolation[5] (2022E–2023E Evite revenue and expense)

Source: GCI Management
Note: Assumes 27% tax rate for Evite and GLIB corporate expense and 28% tax rate for GCI
1. Based on normalized financials from GCI management
2. Excludes stock-based compensation
3. Assumes mid point of 3-5% YoY growth rate on total corporate expenses starting 2021E per GLIB management guidance
4. Includes GLIB's RHC impact starting Q2'20 based on discussion with GLIB management
5. GLIB management has not prepared projections for Evite beyond 2021; calculated by Evercore based on 2021E figures provided by GLIB management and assuming a constant growth rate and Adj. EBITDA margin

EVERCORE
26
GCI Liberty

Confidential GLIB Financial Profile ($ in millions) Revenue Adj. EBITDA1 $914 $905 $897 $896 $895 $895 $296 $276 $263 $255 2019A 2020E 2021E 2019A 2020E 2021E % % 21.0% / 21.0% 1.1% / 0.3% 1.0% / (0.1%) 26.3% / 26.3% 30.5% / 28.5% 32.4% / 29.3% Margin Growth $870 25 - $893 12 - $896 18 - $257 (5) (17) $302 (10) (16) $311 1 (17) GCI Evite Corporate GCI Evite Corporate 2 Capex Adj. EBITDA1 - Capex $166 $148 148 $140 140 137 $115 $130 2019A 2020E 2021E 2019A 2020E 2021E % % 16.6% / 16.6% 15.5% / 15.6% 14.2% / 15.3% 9.7% / 9.7% 15.0% / 12.9% 18.1% / 14.0% Revenue Revenue $147 1 - $139 1 - $130 1 - $110 (6) (17) $163 (11) (16) $181 GCI Evite Corporate GCI Evite Corporate 1 2 (17) Management Plan Wall Street Consensus Source: Wall Street Research, GLIB management projections and filings Note: Management provided forecast for GCI through to 2023, Evite through to 2021 and corporate expense through to 2020 with guidance that corporate expense 2021-2023 grows at 3-5% annually; management plan is pro forma for DMH sale anticipated Q3 2020. Management has not prepared Evite forecast beyond 2021 1. Excludes based compensation 2. GLIB corporate expense assumes 3-5% YoY growth rate on total corporate expenses starting 2021E per GLIB management guidance 27 $135 $126 $87 $87 $235 $235

Confidential

GCI Benchmarking vs Public Comparables

Wireless[1]

Revenue Growth


4.0%
0.0%
(4.0%)
(0.8%)
(2.1%)
0.8%
(3.0%)
1.4%
1.9%
1.4%
(3.2%)
2.7%
(3.0%)
GCI Wireless
AT&T Wireless
T-Mobile1
US Cellular
Verizon Wireless
Revenue Growth ('18-'19)
Revenue Growth ('19 - '20)

2019 EBITDA Margin[3]


50.0%
25.0%
0.0%
27.9%4
42.7%
34.8%
25.2%
45.7%
GCI Wireless
AT&T Wireless
T-Mobile
US Cellular
Verizon Wireless

	GCI Wireless	AT&T Wireless	T-Mobile	US Cellular	Verizon Wireless
EV / '20 EBITDA		6.7x	10.2x	4.2x	7.1x

Data[2]

Revenue Growth


8.0%
3.0%
(2.0%)
(1.1%)
3.8%
2.0%
1.2%
6.3%
3.4%
3.5%
2.9%
3.2%
1.3%
(0.7%)
(1.5%)
GCI ex-Wireless
Altice
Cable One
Charter Cable
Comcast Cable
Wow
Revenue Growth ('18-'19)
Revenue Growth ('19 - '20)

2019 EBITDA Margin[3]


50.0%
25.0%
0.0%
30.0%4
43.7%
45.9%
38.6%
41.6%
38.0%
GCI ex-Wireless
Altice
Cable One
Charter Cable
Comcast Cable
Wow

	GCI ex-Wireless	Altice	Cable One	Charter Cable	Comcast Cable	Wow
EV / '20 EBITDA		9.0x	18.1x	11.1x	9.2x	6.5x

Source: Factset (as of 6/26/20), Company filings, Wall Street research, GCI Management
Note: GCI not pro forma for sale of DMH

1. T-Mobile PF wireless services revenue growth and PF margin based on Citi research report (4/2/20); AT&T Wireless and Verizon Wireless segment information sourced from Moffett research reports (2/26/19 and 6/8/20)
2. Comcast Cable 2019 EBITDA margin represents operating cash flow margin; Charter Cable and Comcast Cable segment information sourced from Moffett research reports (6/4/19 and 5/27/20); Cable One pro forma based on revenue from filings and 2019 EBITDA margin from Wolfe research report (11/22/19)
3. TEV / '20 EBITDA multiples based on full company financials for AT&T, Verizon, Charter and Comcast.
4. GCI SG&A allocated proportionately between wireless and ex-wireless based on revenue

EVERCORE
28
GCI Liberty

Confidential GCI Analyst Valuations Methodology EBITDA Estimate EBITDA Multiple Value Source: Wall Street research (FBN 6.1.20, EVR 6.15.20, Pivotal 5.11.20) 29 EV / Estimated EBITDA$3048.0x$2,434 FBN EV / 2020E EBITDA$2788.0x$2,225 Evercore ISI 15% discount to Liberty purchase priceN/AN/A$2,278 Pivotal

Confidential

Transaction Overview – Expedia Group / Liberty Expedia

On July 26, 2019, Expedia closed the acquisition of Liberty Expedia in a transaction in which the shareholders of Liberty Expedia exchanged their stock for the stock of Expedia

Pre-transaction Structure



The Malones had previously granted Expedia Chairman Barry Diller a proxy over their shares in Liberty Expedia
Barry Diller
John / Leslie Malone
Liberty Public
5% Economic
32% Voting
95% Economic
68% Voting
Expedia Public
Liberty Expedia
80% Economic
34% Voting
4% Economic
13% Voting
16% Economic
53% Voting
Expedia Group

Pro Forma Structure



Former Expedia Public
Barry Diller
Former Liberty Shareholders
82% Economic
60% Voting
4% Economic
29% Voting
14% Economic
11% Voting
Expedia Group

Transaction Overview

- Barry Diller and the Malones terminated the proxy arrangement
- Expedia Group acquired Liberty Expedia through the merger of LEMS II LLC[1] with and into Liberty Expedia
- Mr. Diller and the Family Foundation exchanged with Liberty Expedia an aggregate of 5,523,452 shares of Expedia Group common stock for the same number of shares of Expedia Group Class B common stock held by Liberty Expedia
- **Exchange Ratio**: Each holder of Liberty Expedia Series A common stock and Series B common stock (collectively, "Liberty Expedia common stock") **received 0.36** of a share of Expedia Group common stock
  - Represented a 3.8% premium over the unaffected closing price of Liberty Expedia Series A common stock on February 1, 2019
  - Represented a (0.5%) to (2.2%) discount over the unaffected Adjusted NAV Range/ Unaffected Share Price of Expedia Group
  - Transaction resulted in net estimated reduction of 3.1 million shares of Expedia Group
- As a result of the merger, Expedia Group no longer remained a controlled company under applicable NASDAQ rules

Source: Company filings
Note: Public ownership calculated as 100% minus the other listed owners
1. LEMS II LLC was a wholly owned subsidiary of LEMS I LLC, which is a wholly owned subsidiary of Expedia Group

EVERCORE
30
GCI Liberty

Confidential Implied Discount on Expedia Group in Liberty Expedia Merger Transaction ($ in millions, except per share data) Derivation of Implied Expedia Group Discount within Liberty Expedia Key Transaction Statistics Liberty Expedia NAV Shares1 Unaffected Liberty Expedia Share Price (2/1/19) Unaffected Expedia Group Share Price (2/1/19) $42.30 121.97 Public Securities Price (2/1/19) Total Expedia Group Class A Expedia Group Class B 11.08 12.80 $121.97 121.97 $1,351 1,561 1 Implied Offer Price to Liberty Expedia Premium to Unaffected $43.91 3.8% 1 Fully Diluted Shares of Liberty Expedia 57.8 Implied Discount Analysis Transaction Equity $2,538 - $2,538 1 Plus: Net Debt Assumed 308 71 (19) - - - 308 56 (47) Plus: Capitalized Corporate Expenses1 Less: Bodybuliding 2 Market Value of Expedia $2,912 $2,912 Source: FactSet (as of 2/1/19) 1. 2. Proxy statement (5/1/19) Implied valuation in proxy statement (5/1/19) derived by Moelis by applying terminal year EBITDA multiples ranging from 4.0x to 6.5x 31 Implied Discount to NAV (0.5%) (2.0%) Implied Value of Expedia $2,898 - $2,855 Equity Value of Offer$2,538 Total Public Value of Expedia23.88$2,912 Offer Exchange Ratio0.36x

Confidential Selected Public Wireless Companies ($ in millions, except per share data) TEV / TEV / Share Market Total Enterprise EBITDA EBITDA - Capex Price Equity Net Debt / Dividend Company 6/26/20 Value Value 2020 2021 2020 2021 EBITDA1 Yield 2 AT&T Verizon T-Mobile U.S. Cellular Shentel $29.08 53.16 105.20 29.32 46.69 $208,416 220,362 130,912 2,582 2,328 $376,794 331,951 196,305 3,845 2,908 6.7x 6.6x 10.1x 11.7 24.8 NM 25.9 10.0x 11.3 2.6x 7.2% 4.6% NA NA 0.6% 7.1 10.2 4.2 11.4 6.9 9.3 4.3 10.4 2.3 3.5 1.2 2.3 4 4 4 3 4, 5 22.4 32.2 23.5 Source: Factset (as of 6/26/20), Company filings, Wall Street Research Note: Balance sheet data as of 3/31/20 1. 2. 3. 4. 5. LTM EBITDA as of 3/31/20; T-Mobile EBITDA as of 2019 Based on the latest dividend declared Based on 373mm TMO common stock share issuance to Sprint shareholders Based on Citi equity research report (4/2/20) PF core EBITDA; multiples of 8.1x and 7.9x for 2020 and 2021 at full run-rate synergies Based on network capex 32 Mean7.9x7.5x18.1x19.9x2.4x4.1% Median7.16.918.222.42.34.6%

Confidential Selected Public Cable Companies ($ in millions, except per share data) Share Price Market Equity Total TEV / TEV / Enterprise EBITDA EBITDA - Capex Net Debt / Dividend Company 6/26/20 Value Value 2020 2021 2020 2021 EBITDA1 Yield 2 $38.65 502.27 22.45 1,714.18 5.32 $179,681 121,422 13,526 9,949 461 $272,440 197,624 38,222 11,559 2,748 9.2x 11.1 9.0 18.1 6.5 8.2x 10.4 8.7 16.8 6.3 13.5x 17.9 12.8 31.9 15.2 11.7x 16.3 12.4 28.2 14.2 2.9x 4.4 5.8 2.7 5.3 2.4% NA NA 0.5% NA Comcast Charter Altice USA Cable One WOW! Source: Factset (as of 6/26/20), Company filings, Wall Street Research Note: Balance sheet data as of 3/31/20 1. 2. LTM EBITDA as of 3/31/20 Based on the latest dividend declared; Comcast declared $0.23 dividend / share on 5/13/20; Cable One declared $2.25 dividend / share on 5/15/20 33 Mean 10.8x 10.1x 18.3x 16.6x 4.2x 1.5% Median 9.2 8.7 15.2 14.2 4.4 1.5%

Confidential Selected Public Internet Companies ($ in millions, except per share data) Market Equity Total Enterprise Revenue Growth TEV / Revenue Share Price Company 6/26/20 Value Value 2020E 2021E '20 - '21 Zillow ANGI Homeservices Tripadvisor Yelp Eventbrite Cars.com $55.43 12.03 18.03 21.41 8.00 5.58 $12,245 5,957 2,419 1,732 728 375 $11,906 5,848 2,346 1,245 355 982 3.5x 4.2 3.7 1.5 2.4 1.9 2.5x 3.3 2.1 1.3 1.3 1.7 39.1% 28.1% 72.2% 14.4% 76.6% 12.7% Source: Factset (as of 6/26/20), Company filings, Wall Street Research 34 Mean $3,909 $3,780 2.9x 2.0x 40.8% Median 2,076 1,796 2.9x 1.9x 28.1%

Confidential Selected Public Telematics / Positioning Technology Companies ($ in millions, except per share data) Market Equity Total Enterprise Revenue Growth TEV / Revenue Share Price Company 6/26/20 Value Value 2020E 2021E '20 - '21 Integrated Solutions Hexagon Garmin Trimble Navigation TomTom NV Inseego Topcon Corp. ORBCOMM $57.98 94.86 42.37 7.94 10.86 8.14 3.65 $21,309 18,120 10,582 1,031 1,045 856 287 $23,708 16,733 12,447 596 1,150 1,254 500 5.7x 4.9 4.2 0.9 3.8 1.0 2.0 5.4x 4.3 3.8 0.9 3.1 0.9 1.7 6.7% 13.9% 9.5% 7.3% 23.1% 13.4% 17.4% Hardware / Modules u-blox Sierra Wireless CalAmp Telit $66.99 8.51 8.37 1.43 $465 309 287 189 $479 290 419 154 1.2x 0.5 1.3 0.4 1.1x 0.4 1.2 0.4 9.0% 10.0% 8.5% 10.1% Source: Factset (as of 6/26/20), Company filings, Wall Street Research 35 Mean $313 $335 0.8x 0.8x 9.4% Median 298 354 0.8x 0.8x 9.5% Mean $7,604 $8,055 3.2x 2.9x 13.1% Median 1,045 1,254 3.8x 3.1x 13.4%

Confidential Selected Wireless Precedent Transactions Total Enterprise Value ($bn) Date Announced TEV / LTM EBITDA (Pre-SBC) 1,2 TEV / LTM EBITDA (Post-SBC) Acquiror Target 1,2 4/28/18 9/3/13 7/12/13 6/10/13 10/3/12 3/20/11 11/7/08 6/5/08 T-Mobile Verizon AT&T SoftBank T-Mobile USA AT&T AT&T Verizon Sprint Verizon Wireless Leap Wireless Sprint (PF for Clearwire) $52.6 130.0 4.1 47.3 6.8 39.0 2.8 28.1 7.3x 7.5x 9.4 3 7.5 4 9.6 4.4 7.1 7.0 8.7 9.4 3 7.7 4 9.6 4.5 7.1 7.2 8.8 MetroPCS T-Mobile USA 5 Centennial Communications Alltel Note: Includes transactions above $1 billion; SBC included where information available Source: Company filings and Wall Street research (1) (2) (3) (4) (5) Based on 373mm TMO common stock share issuance to Sprint shareholders at share price of $64.52 as of 4/27/2018 Calculated using Cash EBITDA Represents value of stake acquired Assumes 700MHz spectrum CVR is valued at cost of $204mm Withdrawn transaction 36 Mean 7.6x 7.7x Median 7.4x 7.6x

Confidential Selected Cable Precedent Transactions Date Annouced Total Enterprise Value ($mm) TEV / LTM EBITDA (Pre-SBC) TEV / LTM EBITDA (Post-SBC) Acquiror Target 1 1 4/1/19 7/10/17 5/22/17 4/4/17 1/18/17 8/15/16 8/15/16 9/7/15 5/26/15 5/20/15 3/31/15 Cable One Atlantic Broadband TPG Liberty Interactive Cable One TPG TPG Altice Charter Altice Charter Fidelity Communications Metrocast Wave GCI NewWave RCN Grande Cablevision TWC Suddenlink Brighthouse $526 1,400 2,365 2,678 735 1,600 650 17,700 80,100 9,100 11,400 11.7x 11.7x 11.6 2 11.9 3 9.6 11.6 2 11.9 3 9.2 4 4 11.5 8.3 8.6 8.8 9.5 10.1 9.5 11.5 5 5 6 8.3 5 8.6 5 9.0 6 9.7 10.1 7 9.5 7 7 7 Source: Company filings, Wall Street Research; SBC included where information available 1 2 3 4 5 6 7 Based on 2018 LQA EBITDA Based on CY2017E EBITDA Based on 3Q17 LTM EBITDA Based on Q3 2016 LQA EBITDA Based on 2015 EBITDA Wall Street estimate Based on LTM AOCF Based on 2014A EBITDA 37 Mean 10.1x 10.1x Median 9.5 9.7

Confidential

Discounted Cash Flow Valuation for GCI

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

	Q1'20A[1]	Q2-Q4'20E	2021E	2022E	2023E	Terminal
			Fiscal Year Ending Dec 31			
Total Revenue	$224	$669	$896	$911	$919	$889[3]
% Growth			0.4%[2]	1.7%	0.9%	
EBITDA	$78	$224	$311	$326	$333	$303[3]
% Margin	34.7%	33.5%	34.7%	35.9%	36.2%	34.0%
(-) D&A	(62)	(174)	(210)	(176)	(149)	(119)
% Revenue	27.8%	26.0%	23.4%	19.3%	16.2%	
(-) SBC	(1)	(7)	(8)	(8)	(8)	(8)
EBIT	$14	$44	$93	$143	$176	$176
% Margin	6.5%	6.6%	10.4%	15.7%	19.2%	19.8%
(-) Taxes @ 28%[4]	(4)	(12)	(26)	(40)	(49)	(49)
NOPAT	10	32	67	103	127	127
(+) D&A	62	174	210	176	149	119
(-) Capex	(32)	(107)	(130)	(125)	(120)	(119)[5]
(+ / -) Change in Working Capital	-	-	-	-	-	-
(+) RHC Impact on NWC	(25)	(25)	25	-	-	-
(+) FCC Bidding Reserve Settlement	-	(9)	(9)	-	-	-
(+) Denali Media Sale Proceeds	-	15	-	-	-	-
(-) Verizon Deferred Revenue Adjustments	(1)	(3)	(4)	(4)	(4)	(4)
Unlevered Free Cash Flow	$15	$76	$160	$150	$152	$123
Discount Period		0.38	1.25	2.25	3.25	
Discount Factor		0.98	0.92	0.86	0.81	
PV of Unlevered FCF (Assumed 6.75% WACC)		$75	$147	$129	$123	
NPV of Projected Cash Flow		$474				

Terminal Value (Perpetuity Growth)

Terminal Cash Flow	$123
Perpetuity Growth Rate	2.0%
Terminal Value	**$2,639**
Discount Factor	*0.81x*
PV of Terminal Value	$2,134
Total Implied TEV	**$2,608**

Exit Perpetuity Growth

WACC (%)	1.5%	2.0%	2.5%
6.25%	$2,634	$2,900	$3,236
6.75%	2,395	2,608	2,871
7.25%	2,198	2,371	2,582

Implied TEV / Terminal EBITDA Multiple

WACC (%)	1.5%	2.0%	2.5%
6.25%	8.9x	10.0x	11.4x
6.75%	8.1	9.0	10.1
7.25%	7.4	8.2	9.1

Source: GCI 2020 Budget Presentation Long Range Plan
Note: DCF analysis pro forma for DMH sale
1. Normalized Q1'2020 revenue and EBITDA reduced by RHC Manillaq adjustment of $8.7mm
2. Represents YoY revenue growth rate from 2020E
3. Revenue and EBITDA reduced by $30mm because of reduced Verizon roaming contribution after 2023
4. Tax rate based on management guidance on GCI tax rate
5. Adjusted by $1mm capex savings from Verizon roaming beyond 2023

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Confidential

GLIB NOL and RHC FY16-19 Valuation

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

GLIB NOL Valuation

	Q2-Q4'20E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Federal NOLs								
Pre-2018 NOLs - (100% Utilization Allowed)	$ -	$ -	$90	$119	$150	$ -	$ -	$ -
Post-2018 NOLs - (80% Utilization Allowed)	-	-	-	-	19	136	126	-
Federal Income Tax Rate	21%							
Pre-2018 NOL Benefits	-	$ -	$19	$25	$32	$ -	$ -	$ -
Post-2018 NOL Benefits	-	-	-	-	4	29	26	-
Total Federal NOL Benefits	**$ -**	**$ -**	**$19**	**$25**	**$36**	**$29**	**$26**	**$ -**
PV of Total Federal NOLs at 6.75% WACC	**$ -**	**$ -**	**$16**	**$20**	**$27**	**$20**	**$18**	**$ -**
NPV of Federal NOLs at 6.75% WACC								**$101**
State NOLs								
Alaska: Utilized During the Year	$ -	$ -	$75	$100	$142	$143	$91	$ -
State Tax Rate	9.4%							
Total Alaska NOL Benefits[1]	**$ -**	**$ -**	**$6**	**$7**	**$11**	**$11**	**$7**	**$ -**
PV of Total Alaska State NOLs at 6.75% WACC	**$ -**	**$ -**	**$5**	**$6**	**$8**	**$8**	**$5**	**$ -**
NPV of Alaska State NOLs at 6.75% WACC								**$31**
NPV of Total Federal and State NOLs								**$132**
Memo								
Discount Period	0.38	1.25	2.25	3.25	4.25	5.25	6.25	7.25
Discount Factor	0.98	0.92	0.86	0.81	0.76	0.71	0.66	0.62

GLIB RHC FY19 Valuation

	Q2-Q4'20E	2021E
RHC FY16-19 Settlement	$57	$57
PV of RHC FY16-19 Settlement[2]	$57	$57
NPV of RHC FY16-19 Settlement		**$114**

Source: GCI Management
1. Calculated as (1- federal tax rate 21%) multiplied by Alaska state tax rate 9.4%
2. Assumes 0.17% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 6/26/20

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Confidential Pro Forma GLIB NOL Valuation Valuation as of 3/31/20; using mid-year discounting; Assumes merger with LBRD GLIB NOL Valuation ($ in millions) Q2-Q4'20E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Federal NOLs Pre-2018 NOLs - (100% Utilization Allowed) Post-2018 NOLs - (80% Utilization Allowed) Federal Income Tax Rate Pre-2018 NOL Benefits Post-2018 NOL Benefits $ - - 21% - - $ - - $73 - $102 - $66 $152 $33 $122 $ - $127 $ - - $15 - $21 - $14 - $32 - $7 26 $ - 27 PV of Total Federal NOLs at 6.75% WACC $ - $ - $13 $17 $11 $23 $22 $17 State NOLs Alaska: Utilized During the Year State Tax Rate $ - 9.4% $ - $61 $86 $55 $128 $130 $105 PV of Total Alaska State NOLs at 6.75% WACC $ - $ - $4 $5 $3 $7 $6 $5 Memo Discount Period Discount Factor 0.38 0.98 1.25 0.92 2.25 0.86 3.25 0.81 4.25 0.76 5.25 0.71 6.25 0.66 7.25 0.62 Source: GCI Management 1. Calculated as (1-federal tax rate 21%) multiplied by Alaska state tax rate 9.4% 40 NPV of Total Federal and State NOLs $132 NPV of Alaska State NOLs at 6.75% WACC $30 Total Alaska NOL Benefits1 $ - $ - $5 $6 $4 $10 $10 $8 NPV of Federal NOLs at 6.75% WACC $102 Total Federal NOL Benefits $ - $ - $15 $21 $14 $32 $33 $27

Confidential

Discounted Cash Flow Valuation for Charter

Valuation as of 3/31/20; using mid-year discounting

($ in millions)

	Q1'20A	Q2-Q4'20E	2021E	2022E	2023E	Terminal
			Fiscal Year Ending Dec 31			
Total Revenue	**$11,738**	**$35,587**	**$49,523**	**$52,380**	**$55,123**	**$55,123**
% Growth			*4.6%*[1]	*5.8%*	*5.2%*	
Adj. EBITDA	**$4,396**	**$13,453**	**$19,100**	**$20,948**	**$22,323**	**$22,323**
% Margin	*37.5%*	*37.8%*	*38.6%*	*40.0%*	*40.5%*	*40.5%*
(-) D&A	(2,497)	(7,342)	(9,764)	(9,695)	(9,752)	(7,375)
% Revenue	*21.3%*	*20.6%*	*19.7%*	*18.5%*	*17.7%*	
(-) SBC	(90)	(238)	(343)	(363)	(382)	(382)
EBIT	**$1,809**	**$5,873**	**$8,993**	**$10,890**	**$12,188**	**$14,565**
% Margin	*15.4%*	*16.5%*	*18.2%*	*20.8%*	*22.1%*	*26.4%*
(-) Taxes @ 25%	(452)	(1,468)	(2,248)	(2,722)	(3,047)	(3,641)
NOPAT	**1,357**	**4,405**	**6,745**	**8,167**	**9,141**	**10,924**
(+) D&A	2,497	7,342	9,764	9,695	9,752	7,375
(-) Capex	(1,461)	(5,355)	(6,934)	(7,158)	(7,375)	(7,375)
(+ / -) Change in Working Capital[2]	(312)	(23)	(198)	(226)	(275)	(275)
Unlevered Free Cash Flow	**$2,081**	**$6,369**	**$9,375**	**$10,478**	**$11,243**	**$10,649**
Discount Period		0.38	1.25	2.25	3.25	
Discount Factor		0.98	0.93	0.88	0.83	
PV of Unlevered FCF (Assumed 6.0% WACC)		**$6,232**	**$8,717**	**$9,191**	**$9,303**	
NPV of Projected Cash Flow		**$33,443**				

Assumed Exit Multiple

Terminal EBITDA	$22,323
Terminal EBITDA Multiple	11.5x
Implied Perpetuity Growth Rate	1.7%
Terminal Value	**$256,711**
Discount Factor	*0.80x*
PV of Terminal Value	$206,323
Total Enterprise Value	**$239,766**
(+) Cash & Equivalents (3/31/20)	2,908
(-) Debt (3/31/20)	(79,110)
(+) NPV of NOL Benefits	1,314
Implied Equity Value	**$164,877**
Implied FDSO	243.1
Implied Equity Value / Share	**$678.34**
% Premium to Current	*35.1%*

Total Enterprise Value

WACC (%)	10.5x	11.5x	12.5x
5.5%	$225,500	$243,762	$262,024
6.0%	221,825	239,766	257,707
6.5%	218,229	235,857	253,484

Implied Equity Value / Share

WACC (%)	10.5x	11.5x	12.5x
5.5%	$620.56	$694.55	$768.54
6.0%	605.64	678.34	751.03
6.5%	591.06	662.48	733.90

Source: Company Filings, Wall Street Research
1. Represents YoY revenue growth rate from 2020E
2. NWC projections based on Wall Street research model

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Confidential Charter NOL Valuation Valuation as of 3/31/20; using mid-year discounting ($ in millions) Q2-Q4'20E 2021E EBT (Pre-NOL) Less: NOL Usage $2,811 (2,811) $4,837 (3,770) EBT (Post NOL) $ - $1,067 NOLs Beg. of Period Plus: Accumulation Less: Usage End of Period $6,581 - (2,811) $3,770 - (3,770) PV of Total Federal NOLs at 6.0% WACC $578 $736 Memo Discount Period Discount Factor 0.38 0.98 1.25 0.93 Source: Company filings 1. Represents NOL balance at the end of Q1 2020 42 NPV of Federal NOLs at 6.0% WACC$1,314 Tax Benefits at 21% Federal Income Tax Rate$590$792 $6,5811 $3,770$ -

Confidential Indexed Stock Price Performance LBRD Series C shares, GLIB Series A shares and LendingTree LBRDK Average Share Price GLIBA Average Share Price LTREE Average Share Price Current (6/26/20) Last Week (6/19/20) $123.30 126.54 $66.06 67.29 $270.28 279.31 80% 43.9% 40% 25.0% 0% (17.6%) (40%) (80%) Mar-18 Jun-18 Aug-18 Nov-18 Feb-19 May-19 Jul-19 Oct-19 Jan-20 Apr-20 Jun-20 LBRDK GLIBA TREE Source: FactSet 43 Last Month (5/26/20)130.9768.99275.71 Last 3 Months (3/26/20)124.6363.46236.94 Last 6 Months (12/26/19)125.0766.19263.51 Last 1 Year (6/26/19)117.4965.65301.16 Last 2 Years (6/26/18)101.5058.24292.62 Since Inception (3/12/18)98.5156.86293.13

Confidential GCI WACC Analysis ($ in millions, except per share data) Wireless Weighted Average Cost of Capital (WACC) Current Share Price 6/26/20 Market Equity Value Total Debt and Preferreds Debt + Preferred / Capital 1 Total Debt Preferred Stock Adjusted Beta Unlevered Unlevered Beta 1 Company Beta 0.30 0.38 0.46 0.54 0.62 0.70 30.0% 35.0% 40.0% 45.0% 50.0% Wireless AT&T Verizon T-Mobile USA U.S. Cellular Shentel $29.08 53.16 105.20 29.32 46.69 $208,416 220,362 130,912 2,582 2,328 $164,269 117,736 110,597 1,509 712 ---- ---- --$164,269 117,736 110,597 1,509 712 44.1% 34.8% 45.8% 36.9% 23.4% 0.55 0.47 0.53 0.57 0.67 0.88 0.66 0.86 0.82 0.82 Assumes MRP of 6.2%, Cost of Debt of 6.4%, Size Premium of 1.5% Cost of Debt 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 30.0% 35.0% 40.0% 45.0% 50.0% Cable Charter Comcast Altice USA Cable One WOW! $502.27 38.65 22.45 1,714.18 5.32 $121,422 179,681 13,526 9,949 461 $79,110 105,300 24,823 1,852 2,323 --1,259 66 ---- $79,110 105,300 24,889 1,852 2,323 39.5% 36.9% 64.8% 15.7% 83.4% 0.85 0.92 1.02 0.93 1.21 0.57 0.64 0.43 0.82 0.25 Assumes MRP of 6.2%, Unlevered beta of 0.50x, Size Premium of 1.5% Cable Weighted Average Cost of Capital (WACC) 1 Unlevered Beta 0.30 0.38 0.46 0.54 0.62 0.70 30.0% 35.0% 40.0% 45.0% 50.0% Bottoms Up Bottoms Up Cable Wireless Cable Wireless Risk Free Rate Pre-Tax Cost of Debt Assumes MRP of 6.2%, Cost of Debt of 6.4%, Size Premium of 1.5% Cost of Debt 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 30.0% 35.0% 40.0% 45.0% 50.0% Segmented Weighted WACC Assumes MRP of 6.2%, Unlevered beta of 0.50x, Size Premium of 1.5% Source: Company filings, Wall Street research, Factset (6/26/20) 1. 2. 3. 4. 5. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)] 20-year U.S. Treasury bond yields as of 6/26/20 Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high Size Premium based on Duff and Phelps 2020 Handbook, 7th decile for companies with $1.0bn - $1.7bn market capitalization Represents weighted average cost of debt for BB rating communications companies; calculated as 20 year treasury rate plus BB rating communications companies’ corporate spread 44 Target D/ EV Target D/ EV Target D/ EV Target D/ EV 70% Cable / 30% Wireless Based on Revenue 6.11% 7.26% 71% Cable / 29% Wireless Based on GM 6.11% 7.26% 5.31% 5.52% 5.74% 5.96% 6.17% 6.39% 5.24% 5.49% 5.75% 6.00% 6.25% 6.50% 5.18% 5.46% 5.75% 6.04% 6.33% 6.62% 5.11% 5.43% 5.76% 6.08% 6.41% 6.73% 5.04% 5.40% 5.76% 6.12% 6.48% 6.84% WACC Low High Low High 5 6.4% 6.4% Tax Rate 28.0% 28.0% Target Debt/Capital 40.0% 50.0% 6.4% 6.4% 28.0% 28.0% 30.0% 40.0% WACC 6.14% 7.29% 6.03% 7.21% Cost of Equity Low High Low High 2 1.15% 1.15% Market Risk Prem.3 6.17% 7.15% Unlevered Beta 1 0.50 0.60 Levered Beta 0.74 1.03 4 Size Premium 1.47% 1.47% 1.15% 1.15% 6.17% 7.15% 0.50 0.60 0.65 0.89 1.47% 1.47% Cost of Equity 7.19% 10.00% 6.66% 8.97% 4.90% 5.35% 5.81% 6.26% 6.71% 7.16% 4.97% 5.42% 5.86% 6.31% 6.75% 7.20% 5.04% 5.48% 5.92% 6.36% 6.80% 7.24% 5.12% 5.55% 5.98% 6.41% 6.84% 7.27% 5.19% 5.61% 6.04% 6.46% 6.89% 7.31% Mean 48.1% 0.99 0.54 Median 39.5% 0.93 0.57 5.31% 5.52% 5.74% 5.96% 6.17% 6.39% 5.24% 5.49% 5.75% 6.00% 6.25% 6.50% 5.18% 5.46% 5.75% 6.04% 6.33% 6.62% 5.11% 5.43% 5.76% 6.08% 6.41% 6.73% 5.04% 5.40% 5.76% 6.12% 6.48% 6.84% Mean 37.0% 0.81 0.56 Median 36.9% 0.82 0.55 4.90% 5.35% 5.81% 6.26% 6.71% 7.16% 4.97% 5.42% 5.86% 6.31% 6.75% 7.20% 5.04% 5.48% 5.92% 6.36% 6.80% 7.24% 5.12% 5.55% 5.98% 6.41% 6.84% 7.27% 5.19% 5.61% 6.04% 6.46% 6.89% 7.31%

Confidential Evite WACC Analysis ($ in millions, except per share data) Current Share Price Market Equity Total Debt and Debt + Preferred Total Adjusted Unlevered Company 6/26/20 Value Debt Pref. Stock Preferreds / Capital Beta Beta Zillow Angie's List Tripadvisor Yelp Eventbrite Cars.com $55.43 12.03 18.03 21.41 8.00 5.58 $12,245 5,957 2,419 1,732 728 375 $2,279 242 725 - - 795 - - - - - - $2,279 242 725 - - 795 15.7% 3.9% 23.1% - - 68.0% 1.68 1.09 1.39 1.27 1.78 1.46 1.42 1.05 1.07 1.27 1.78 0.47 Bottoms Up Internet Comps Cost of Equity Low High Risk Free Rate 2 Market Risk Prem.3 Unlevered Beta 1 Levered Beta Size Premium 4 1.15% 6.17% 1.10 1.10 4.99% 1.15% 7.15% 1.20 1.20 4.99% Target Debt / Capital 0.0% 0.0% Source: Company filings, Wall Street research, Factset (6/26/20) 1. 2. 3. 4. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)] 20-year U.S. Treasury bond yields as of 6/26/20 Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high Size Premium based on Duff and Phelps 2020 Handbook, 10th decile for companies with market capitalization smaller than $230mm 45 WACC 12.93% 14.72% Cost of Equity 12.93% 14.72% Mean18.4%1.451.18 Median9.8%1.421.17

Confidential

Skyhook WACC Analysis

($ in millions, except per share data)

Company	Share Price 6/26/20	Market Equity Value	Total Debt	Pref. Stock	Total Debt and Preferreds	Debt + Preferred / Capital	Current Adjusted Beta	Current Unlevered Beta
Integrated Solutions								
Hexagon	$57.98	$21,309	$2,850	-	$2,850	11.8%	0.96	1.27
Garmin	94.86	18,120	53	-	53	0.3%	0.98	0.98
Trimble Navigation	42.37	10,582	2,080	-	2,080	16.4%	1.28	1.07
TomTom NV	7.94	1,031	48	-	48	4.5%	0.89	0.85
Inseego	10.86	1,045	98	37	135	11.5%	1.23	1.09
Topcon Corp.	8.14	856	535	-	535	38.4%	1.44	0.89
ORBCOMM	3.65	287	281	0	282	49.5%	2.14	1.08
					Mean	18.9%	1.33	1.03
					Median	11.8%	1.25	1.07
Hardware / Modules								
Digi	$0.98	$7,628	$1,171	-	$1,171	13.3%	0.47	0.41
u-blox	66.99	465	149	-	149	24.3%	1.08	0.82
Sierra Wireless	8.51	309	53	-	53	14.7%	1.06	0.90
CalAmp	8.37	287	235	-	235	45.0%	1.31	0.72
Telit	1.43	189	41	-	41	17.8%	1.12	0.92
					Mean	23.0%	1.01	0.75
					Median	17.8%	1.08	0.82

	Bottoms Up	
	Integrated Solutions / Hardware / Modules	
Cost of Equity	Low	High
Risk Free Rate [2]	1.15%	1.15%
Market Risk Prem. [3]	6.17%	7.15%
Unlevered Beta [1]	0.80	0.90
Levered Beta	0.80	0.90
Size Premium [4]	4.99%	4.99%
Cost of Equity	11.08%	12.58%
Target Debt / Capital	0.0%	0.0%
WACC	11.08%	12.58%

Source: Company filings, Wall Street research, Factset (6/26/20)
1. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)]
2. 20-year U.S. Treasury bond yields as of 6/26/20
3. Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high
4. Size Premium based on Duff and Phelps 2020 Handbook, 10th decile for companies with market capitalization smaller than $230mm

EVERCORE

46

GCI Liberty

Confidential Charter WACC Analysis ($ in millions, except per share data) Cost of Equity Low High Cost of Debt Risk Free Rate 2 Market Risk Prem.3 Observable Beta Size Premium 4 4.25% 4.75% 5.25% 5.75% 6.25% 1.15% 6.17% 0.86 (0.28%) 1.15% 7.15% 0.86 (0.28%) 1.15% 1.50% 2.00% 2.50% 3.00% Assumes MRP of 6.17%, Observable Beta of 0.86x, Size Premium of (0.28%) Cost of Debt WACC Low High 4.25% 4.75% 5.25% 5.75% 6.25% Pre-Tax Cost of Debt 5 Tax Rate Target Debt/Capital 4.25% 25.0% 39.5% 4.25% 25.0% 39.5% 1.15% 1.50% 2.00% 2.50% 3.00% Assumes MRP of 7.15%, Observable Beta of 0.86x, Size Premium of (0.28%) Source: Company filings, Wall Street research, Factset (6/26/20) 1. 2. 3. 4. 5. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)] 20-year U.S. Treasury bond yields as of 6/26/20 Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high Size Premium based on Duff and Phelps 2020 Handbook, 1st decile for companies with over $31bn market capitalization Assumes pre-tax cost of debt equal to the 4.25% YTW of Charter’s $1.2bn 5.875% debentures due 2040 47 Risk-free Rate Risk-free Rate WACC 4.99% 5.50% 5.50%5.65%5.79%5.94%6.09% 5.71%5.86%6.01%6.15%6.30% 6.01%6.16%6.31%6.46%6.61% 6.32%6.46%6.61%6.76%6.91% 6.62%6.77%6.91%7.06%7.21% Cost of Equity 6.16% 7.00% 4.99%5.14%5.29%5.43%5.58% 5.20%5.35%5.50%5.65%5.79% 5.50%5.65%5.80%5.95%6.10% 5.81%5.96%6.10%6.25%6.40% 6.11%6.26%6.41%6.55%6.70%